                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 1 to
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                December 31, 1996
                                -----------------


                              DYNATECH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Massachusetts                       0-7438                     04-2258582
--------------------------------------------------------------------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)


3 New England Executive Park, Burlington, MA                        01803
--------------------------------------------------------------------------------
  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (617)272-6100


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




                              Page 1 of 21 Pages
                         Exhibit Index is on Page 20

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated December 31, 1996 to read in its entirety as follows:


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)      Financial statements of business acquired:  See page 3 hereof.
               -----------------------------------------

      (b)      Pro forma financial information:  See page 16 hereof.
               -------------------------------

      (c)      Exhibits:
               --------

      2.* Asset Purchase Agreement, dated as of December 28, 1996, among Dynatech Corporation, IAQ Corporation, Telxon Corporation and Itronix Corporation.

      23.1     Consent of Independent Accountants.




---------------

*      Previously Filed

                               ITRONIX CORPORATION

                     REPORT ON AUDIT OF FINANCIAL STATEMENTS
                   AS OF AND FOR THE YEAR ENDED MARCH 31, 1996

REPORT OF INDEPENDENT ACCOUNTANTS




Board of Directors and Stockholder
Itronix Corporation
Spokane, Washington



We have audited the accompanying balance sheet of Itronix Corporation, a wholly owned subsidiary of Telxon Corporation, as of March 31, 1996 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Itronix Corporation as of March 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                           COOPERS & LYBRAND L.L.P.



Spokane, Washington
March 12, 1997

ITRONIX CORPORATION

BALANCE SHEET
March 31, 1996
(Dollars  in Thousands)


                                                ASSETS

Current assets:
    Cash                                                                                     $   577
    Accounts receivable, less allowance for doubtful accounts of $100                          8,821
    Inventories                                                                               13,648
    Deferred income taxes                                                                        923
    Other                                                                                        139
                                                                                             -------
         Total current assets                                                                 24,108

Property and equipment, net                                                                    3,805
Goodwill, intangibles and other assets, net                                                    1,933
Deferred income taxes                                                                            316
                                                                                             -------

         Total assets                                                                        $30,162
                                                                                             =======

                                 LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Payable to Telxon Corporation                                                            $ 2,613
    Accounts payable                                                                          15,084
    Accrued expenses                                                                           2,772
    Wages and benefits payable                                                                 1,220
    Deferred revenue                                                                           1,695
    Obligations under capital leases, due within one year                                        192
    Note payable                                                                                 500
                                                                                             -------
         Total current liabilities                                                            24,076

Obligations under capital leases, due after one year                                             428
                                                                                             -------
         Total liabilities                                                                    24,504
                                                                                             -------

Commitments and contingencies (Notes 3 and 9)

Stockholder's equity:
    Common stock, no par value, 3,750,000 shares authorized; 3,333,333 shares issued           4,170
    Retained earnings                                                                          1,488
                                                                                             -------
         Total stockholder's equity                                                            5,658
                                                                                             -------

         Total liabilities and stockholder's equity                                          $30,162
                                                                                             =======



The accompanying notes are an integral part of the financial statements.

ITRONIX CORPORATION

STATEMENT OF INCOME AND RETAINED EARNINGS for the year ended March 31, 1996
(Dollars  in Thousands)


Revenues:
    Product sales                                                $61,482
    Service                                                        1,362
                                                                 -------
      Total revenues                                              62,844
                                                                 -------

Cost of sales and service:
    Product sales                                                 45,405
    Service                                                        1,761
                                                                 -------
      Total cost of sales and service                             47,166
                                                                 -------

Gross profit                                                      15,678
                                                                 -------

Operating expenses:
    Sales and marketing                                            5,694
    Product development                                            4,457
    General and administrative                                     1,740
                                                                 -------
      Total operating expenses                                    11,891
                                                                 -------

Operating income                                                   3,787
Interest expense                                                    (474)
                                                                 -------

Income before income taxes                                         3,313
Provision for income taxes                                        (1,251)
                                                                 -------

Net income                                                         2,062
Accumulated deficit, beginning of year                              (574)
                                                                 -------

Retained earnings, end of year                                   $ 1,488
                                                                 =======




The accompanying notes are an integral part of the financial statements.

ITRONIX CORPORATION

STATEMENT OF CASH FLOWS
for the year ended March 31, 1996
(Dollars  in Thousands)


Cash flows from operating activities:
    Net income                                                          $ 2,062
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                     1,147
         Amortization                                                       624
         Deferred income tax provision                                       65
         Reduction in allowance for inventory obsolescence                 (944)
         Gain on sale of property and equipment                              (2)
         Changes in assets and liabilities:
            Accounts receivable                                          (5,590)
            Inventories                                                  (8,173)
            Other assets                                                    239
            Accounts payable                                             13,522
            Accrued expenses                                              2,266
            Wages and benefits payable                                      606
            Deferred revenue                                                801
                                                                        -------
              Net cash provided by operating activities                   6,623
                                                                        -------

Cash flows from investing activities:
    Proceeds from sale of property and equipment                             52
    Investment in intangible assets                                        (302)
    Purchase of property and equipment                                   (2,539)
                                                                        -------
              Net cash used in investing activities                      (2,789)
                                                                        -------

Cash flows from financing activities:
    Reduction in payable to Telxon Corporation                           (3,109)
    Payments on capital lease obligations                                  (238)
                                                                        -------
              Net cash used in financing activities                      (3,347)
                                                                        -------

Increase in cash                                                            487
Cash, beginning of year                                                      90
                                                                        -------

Cash, end of year                                                       $   577
                                                                        =======

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
      Interest                                                          $   469

    Non-cash financing activity:
      Acquisition of equipment under capital lease obligation           $   189


The accompanying notes are an integral part of the financial statements.

ITRONIX CORPORATION
NOTES TO FINANCIAL STATEMENTS



 1.  SUMMARY OF SIGNIFICANT ACCOUNT POLICIES:

       BUSINESS

       The Company develops and sells ruggedized computing systems for field service activities. These systems are designed to communicate over a variety of wide-area data, radio networks as well as by telephone line. The Company's headquarters are located in Spokane, Washington and its sales offices are located in Georgia, Illinois, Michigan, Minnesota, Missouri, New Jersey, Texas, Washington and Wisconsin.

       Since March 1, 1993, the Company has been a wholly owned subsidiary of Telxon Corporation (Telxon). Originally a division of Itron, Inc. (Itron), the Company spun off from Itron on July 1, 1992 and operated as an independent company until the acquisition by Telxon. On December 28, 1996, the Company entered into an agreement with a subsidiary of Dynatech Corporation (Dynatech), whereby Dynatech would acquire substantially all of the Company's assets and certain of its liabilities in exchange for approximately $65.8 million. Dynatech is a publicly held company that engages in the manufacture and sale of electronic communications equipment. This transaction was consummated on December 31, 1996.

       CONCENTRATION OF CREDIT RISK

       The Company is exposed to a concentration of credit risk associated with its cash in banks. The Company places its cash with high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit.

       The Company generally sells to companies having at least 200 field service technicians and order sizes tend to be large. Therefore, it is not unusual to have one or more customers account for more than 10% of revenues in any year. For the year ended March 31, 1996, one customer accounted for 36% of revenues. Four customers each accounted for an additional 5% to 14% of revenues.

       Accounts receivable consists primarily of amounts due from telephone and field service companies. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

       INVENTORIES

       Inventories are stated at the lower of cost (first in, first out) or net realizable value. The Company periodically reviews its inventories to identify slow-moving and obsolete inventories to record such inventories at net realizable values. It is reasonably possible that the Company's estimates regarding net realizable values could change in the near term due to technological changes.

       PROPERTY AND EQUIPMENT

       Property and equipment, other than leasehold improvements, are stated at cost and are depreciated over their estimated useful lives of three to five years using the straight-line method. Leasehold improvements are amortized over the lesser of their estimated useful lives or the lease term.

       GOODWILL, INTANGIBLES AND OTHER ASSETS

       Goodwill represents the excess of the purchase price paid by Telxon for the Company over the identifiable fair value of the net assets acquired and is being amortized on a straight-line basis over ten years. The Company periodically reviews goodwill to assess recoverability and impairments, if any, which would be recognized in results of operations if a permanent reduction in value were to occur. Other intangible assets consist of certain payments made by Telxon to Company officers in connection with the acquisition and are amortized on a straight-line basis over the lives of the related employment contracts (three to six years). Software costs are capitalized after technological and economic feasibility has been established and are amortized on a straight-line basis over three years.

       WARRANTY

       The Company offers warranties on all sales of computing systems. Provision for estimated warranty costs is provided at the time of sale and is periodically adjusted to reflect actual experience. Due to uncertainties in estimating the Company's warranty obligation, the ultimate amount incurred for all warranty costs could change in the near term from the Company's estimate. Warranty expense was $813 for the year ended March 31, 1996.

       REVENUE RECOGNITION

       Revenue from hardware sales and software licenses are recognized upon shipment. Software customization and implementation revenues are recognized on a percentage-of-completion basis as the related costs are incurred. Service revenues are recognized ratably over the periods covered by service contracts, or as the services are performed.

       During fiscal 1996, the Company entered into an exclusive sales and marketing agreement for one of its products with a third party. The Company recognized approximately $1.0 million in revenue associated with the licensing of these rights as there were no significant Company obligations remaining under the agreement.

       PRODUCT DEVELOPMENT

       Effective March 24, 1995, the Company entered into an agreement with a major customer to develop a new generation of its product. Under the terms of this agreement, the Company was reimbursed a total of $3 million for development costs incurred related to the project. During the year ended March 31, 1996, the Company was reimbursed $720 for product development and engineering costs incurred. The reimbursement has been recorded as a reduction to the Company's product development expenses.

       INCOME TAXES

       The results of the Company's operations are included in Telxon's consolidated tax return. Although no formal tax sharing agreement exists between the Company and Telxon, the Company's financial statements generally reflect its tax attributes on a stand-alone basis.

       Deferred tax assets or liabilities are recorded for the expected future income tax consequences of events that have been recognized in the financial statements and are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

       ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



 2.  TRANSACTIONS WITH ITRON, INC.:

     Under the terms of a non-competition clause included in the spin-off agreement, Itron agreed to sell only to gas, water and electric utilities worldwide and the Company agreed not to sell to gas, water and electric utilities worldwide. In March 1995, the noncompetition agreement was revised to allow the Company to sell its product to utilities as long as the Company's products were used for field service operations rather than for meter reading activities. Any such sales to utilities are subject to a royalty payable to Itron. The noncompetition agreement expires on June 30, 1997.

     At March 31, 1996, the Company had a $500 subordinated note payable to Itron. Interest payments were due quarterly and the interest rate was equal to the prime interest rate plus 0.5% (9.50% at March 31, 1996). Interest incurred for 1996 totaled $46. The principal balance was paid in full in June of 1996.



 3.  TRANSACTIONS WITH TELXON CORPORATION:

     In connection with the acquisition, Telxon awarded restricted Telxon common stock grants valued at $500 to certain Company officers. The unamortized portion of the restricted stock grants, which vest in three equal annual increments, are recorded as an offset to the payable to Telxon. The compensation expense associated with the grant of restricted stock was fully recognized as of March 31, 1996.

     The Company sells products to Telxon and Telxon's subsidiaries. The total amount of these sales for the year ended March 31, 1996 was $12,872 of which $349 was included in accounts receivable as of March 31, 1996.

     The Company is a subsidiary guarantor of Telxon's unsecured credit agreement with a group of eight banks. The credit agreement, which expires on March 8, 2001, provides Telxon with a maximum credit facility of $100,000 and permits Telxon to borrow funds as domestic or Eurodollar advances. Telxon had no borrowings outstanding under the $100,000 credit agreement and was in compliance with all restrictive covenants contained in the agreement at March 31, 1996.



 4.  INVENTORIES:

     Inventories consist of the following (in thousands):


       Raw materials                                                     $10,627
       Work-in-process                                                     1,323
       Finished goods                                                      1,698
                                                                         -------

                                                                         $13,648
                                                                         =======




 5.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):


       Tooling                                                          $ 3,024
       Computers and purchased software                                   1,370
       Machinery and equipment                                              893
       Furniture and leasehold improvements                                 393
       Equipment under capital lease                                        807
                                                                        -------
                                                                          6,487
       Less accumulated depreciation                                     (2,440)
       Less accumulated amortization, capital leases                       (242)
                                                                        -------

                                                                        $ 3,805
                                                                        =======

 6.  GOODWILL, INTANGIBLES AND OTHER ASSETS:

     Goodwill, intangibles and other assets consist of the following (in thousands):


       Goodwill, net of accumulated amortization of $872                        $1,475
       Other acquisition costs, net of accumulated amortization of $668             48
       Capitalized software, net of accumulated amortization of $300               380
       Patents, net of accumulated amortization of $4                               30
                                                                                ------

                                                                                $1,933
                                                                                ======




 7.  SHORT-TERM FINANCING:

     Telxon provides the funds necessary for the Company's operations and charges interest at the minimum rate allowed by the Internal Revenue Service. Borrowings from Telxon earned interest at the average rate of 4.27% during the year ended March 31, 1996. Interest expense on borrowings from Telxon approximated $361 for the year ended March 31, 1996. Accrued interest of $820 is included in the payable to Telxon at March 31, 1996. The Company repays these borrowings as excess cash becomes available. No formal agreement concerning the rate of interest or repayment terms associated with these borrowings exists.



 8.  INCOME TAXES:

     The provision for income taxes for the year ended March 31, 1996 consisted of the following (in thousands):


       Current                                                                  $1,186
       Deferred                                                                     65
                                                                                ------

                                                                                $1,251
                                                                                ======



     Components of the net deferred tax asset are as follows (in thousands):


       Deferred tax assets:
         Accounts receivable, allowance for doubtful accounts                   $   34
         Inventory allowance for obsolescence                                      302
         Allowance for warranty costs                                              367
         Restricted stock compensation                                              57
         Net operating loss carryforwards                                          234
         Deferred revenue                                                          142
         Other                                                                     103
                                                                                ------

                                                                                $1,239
                                                                                ======

     The Company does not believe a valuation allowance is necessary to reduce its deferred tax asset as this asset will more likely than not be realized through the generation of future taxable income. Should management's estimates of future taxable income change in the future, an adjustment to its deferred tax asset may be necessary.

     The income tax provision for the year ended March 31, 1996 differs from that computed using the federal statutory rate applied to income before income taxes as follows (in thousands):


                                                            AMOUNT           %
                                                            ------         ----

       Provision at the federal statutory rate              $1,126         34.0
       Amortization of certain intangibles                      96          2.9
       Nondeductible meals and entertainment expense            29          0.8
                                                            ------         ----

                                                            $1,251         37.7
                                                            ======         ====





     At March 31, 1996, the Company has federal net operating loss carryforwards of approximately $688, which can be used to offset future regular taxable income. These carryforwards expire in 2008. The Company's utilization of tax basis net operating loss carryforwards is currently limited to approximately $236 annually.



 9.  OPERATING LEASES:

     The Company has noncancelable operating leases for office space and equipment expiring at various dates through 1999. Rent expense for noncancelable operating leases was $569 for the year ended March 31, 1996.

     Future minimum lease payments due under noncancelable operating leases are as follows (in thousands):


                      FISCAL
                   YEAR ENDING
                    MARCH 31,
                   -----------

                       1997                                     $  585
                       1998                                        684
                       1999                                        627
                       2000                                        288
                                                                ------

                                                                $2,184
                                                                ======

10.  CAPITAL LEASE OBLIGATIONS:

     The Company has capital lease obligations for computer and office equipment with future minimum lease payments at March 31, 1996 as follows (in thousands):


                      FISCAL YEAR
                         ENDING
                       MARCH 31,
                      -----------

                          1997                                   $  245
                          1998                                      220
                          1999                                      169
                          2000                                      115
                                                                 ------
                                                                    749
                   Less amounts representing interest              (129)
                                                                 ------
                   Present value of net minimum obligations         620
                   Less current portion                            (192)
                                                                 ------

                                                                 $  428
                                                                 ======



11.  EMPLOYEE BENEFITS:

     The Company has an employee incentive savings plan in which substantially all employees are eligible to participate. Employees may contribute on a tax deferred basis up to 15% of their salary, subject to certain restrictions, and the Company matches 25% of the first 6% of cash contributions. Effective January 1, 1996, the Company match was increased to 50% of the first 10% of employee cash contributions. The expense for the Company's matching contribution for the year ended March 31, 1996 was $98.

     On April 1, 1995, the Company adopted the 1995 Stock Option Plan (Plan) that provided for the grant of up to 345,000 common shares of the Company to eligible employees. Options granted under the Plan vest ratably over a three-year period and have a term of ten years from the date of grant. Vesting accelerates upon the change of control of the Company. The options are not exercisable until the earlier of such time as the Company completes an initial public offering and its common stock becomes publicly traded or April 1, 1998. No options were granted under the Plan in fiscal 1996.

12.  NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS:

     In June 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires long-lived assets and identifiable intangible assets that are held and used by an entity to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company is required to adopt the provisions of SFAS No. 121 on April 1, 1996. Management believes that the adoption of this pronouncement will not have a material effect on the Company's financial position, results of operations or cash flows.

                         PRO FORMA FINANCIAL INFORMATION
                         -------------------------------

         On December 31, 1996, Dynatech acquired substantially all of the business and assets and assumed certain liabilities of Itronix Corporation ("Itronix") of Spokane, Washington for approximately $65.8 million in cash, of which approximately $40 million of debt was borrowed under the Company's line of credit. Itronix designs and manufactures ruggedized integrated computing and communications devices which help make inside service technicians more efficient. The products are used by organizations with large mobile service fleets, such as telephone companies, communication service providers and insurance companies. Incident to this acquisition, the Company purchased the incomplete technology activities of Itronix, resulting in a one-time pretax charge in the quarter ended December 31, 1996 of approximately $20.6 million. Acquired complete technology and other intangible assets of approximately $26.5 million are being amortized over two to fifteen years. Net working capital and net fixed assets were approximately $14.7 million and $4.0 million, respectively.

         For purposes of this presentation, pro forma adjustments have been made to the historical results of operations to provide information as to how the acquisition of Itronix Corporation might have affected the results of operations of Dynatech Corporation.

         The unaudited pro forma consolidated statements of operations assume the acquisition had taken place at the beginning of the corresponding fiscal year. This unaudited pro forma information does not purport to be indicative of the results of operations that would have been obtained if the acquisition had occurred at the beginning of the fiscal year presented, and is not intended to be a projection of future results.

         The following unaudited pro forma financial information is provided:

         1. Pro Forma Consolidated Statement of Operations for the nine-month period ended December 31, 1996.

         2. Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1996.

                              DYNATECH CORPORATION

                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                                    FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                                         (IN (000'S) EXCEPT PER SHARE DATA)



                                                               DYNATECH         ITRONIX                          PRO FORMA
                                                             CORPORATION      CORPORATION       ADJUSTMENTS       RESULTS
                                                             -----------      -----------       -----------      ---------

Sales                                                          $258,854         $ 63,822          $               $322,676
Cost of Sales                                                    95,032           45,822                           140,854
                                                               --------         --------          --------        --------

Gross Profit                                                    163,822           18,000                 0         181,822

Selling, general and administrative expense                      84,031            7,977              (224)(1)      91,784
Product development expense                                      30,065            5,248                            35,313
Purchased incomplete technology                                  20,627                0           (20,627)(2)           0
Amortization of intangibles                                       4,683                0             2,060 (3)       6,743
                                                               --------         --------          --------        --------
Operating income                                                 24,416            4,775            18,791          47,982
Interest income (expense)                                         1,801             (564)           (1,892)(4)        (655)
Other income                                                        552               (1)                0             551
                                                               --------         --------          --------        --------

Income from continuing operations before                         26,769            4,210            16,899          47,878
   income taxes

Provision for income taxes                                       11,976            1,474             5,915 (5)      19,365
                                                               --------         --------          --------        --------

 Income from continuing operations                             $ 14,793         $  2,736          $ 10,984        $ 28,513
                                                               ========         ========          ========        ========

Income per common share
-----------------------

Continuing operations                                          $   0.82                                           $   1.57

Weighted average number of common shares                         18,124                                             18,124
                                                               ========                                           ========



EXPLANATORY NOTES TO THE PROFORMA FINANCIAL STATEMENTS

                       1  Amounts represent the elimination of amortization of certain historical Itronix intangibles, principally goodwill.
                       2  Represents the elimination of the non-recurring purchased incomplete technology directly related to the acquisition.
                       3  Amortization of intangibles reflects the amortized portion of excess purchase price due to the acquisition.
                       4  Represents the loss of interest income and any additional interest expense that would have been incurred had the transaction been completed at the beginning of the reporting period.
                       5  Represents the income tax effect of the proforma adjustments.


                              DYNATECH CORPORATION

                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                                      FOR THE FISCAL YEAR ENDED MARCH 31, 1996
                                         (IN (000'S) EXCEPT PER SHARE DATA)




                                                               DYNATECH         ITRONIX                          PRO FORMA
                                                             CORPORATION      CORPORATION       ADJUSTMENTS       RESULTS
                                                             -----------      -----------       -----------      ---------

Sales                                                          $293,042         $62,844           $               $355,886
Cost of Sales                                                   111,436          47,166                            158,602
                                                               --------         -------           -------         --------

Gross Profit                                                    181,606          15,678                 0          197,284

Selling, general and administrative expense                      98,487           7,434              (538)(1)      105,383
Product development expense                                      36,456           4,457                             40,913
Purchased incomplete technology                                  16,852               0                             16,852
Amortization of intangibles                                       5,136               0             2,750 (2)        7,886
                                                               --------         -------           -------         --------
Operating income (loss)                                          24,675           3,787            (2,212)          26,250
Interest income (expense)                                           458            (474)           (2,801)(3)       (2,817)
Other income                                                        975               0                                975
                                                               --------         -------           -------         --------

Income (loss) from continuing operations before                  26,108           3,313            (5,013)          24,408
   income taxes

Provision (benefit) for income taxes                             10,394           1,251            (1,846)(4)        9,799
                                                               --------         -------           -------         --------

 Income from continuing operations                             $ 15,714         $ 2,062           $(3,167)        $ 14,609
                                                               ========         =======           =======         ========

Income per common share
-----------------------

Continuing operations                                          $   0.86                                           $   0.80

Weighted average number of common shares                         18,315                                             18,315
                                                               ========                                           ========


EXPLANATORY NOTES TO THE PROFORMA FINANCIAL STATEMENTS

                       1  Amounts represent the elimination of amortization of certain historical Itronix intangibles, principally goodwill.
                       2  Amortization of intangibles reflects the amortized portion of excess purchase price due to the acquisition.
                       3  Represents the loss of interest income and any additional interest expense that would have been incurred had the transaction been completed at the beginning of the reporting period.
                       4  Represents the income tax effect of the proforma adjustments.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 17, 1997               DYNATECH CORPORATION



                                    By: /s/ Allan M. Kline
                                        ------------------------------------
                                        Allan M. Kline
                                        Vice President, Chief Financial
                                        Officer and Treasurer

                                  EXHIBIT INDEX



2.* Asset Purchase Agreement, dated as of December 28, 1996, among Dynatech Corporation, IAQ Corporation, Telxon Corporation and Itronix Corporation.

23.1   Consent of Independent Accountants.










---------------

*      Previously Filed